Exhibit T3A.6

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

UTAC Hong Kong Limited

優特香港有限公司

(Formerly known as “ASAT LIMITED 樂依文科技有限公司”;

“ASAT LIMITED”; and

“VASTEARN LIMITED 曉茂有限公司”)

Incorporated the 25th day of March 1988

(Including all the amendments made up to 7 February 2013)

UTAC HONG KONG LIMITED (the “Company”)

(Company No. 212694)

(incorporated in Hong Kong with limited liability)

WRITTEN RESOLUTIONS OF THE SOLE SHAREHOLDER OF THE COMPANY

Written resolution of the sole shareholder of the Company passed pursuant to article 24 of the articles of association of the Company and sections 13, 116 and 116B of the Companies Ordinance

AMENDMENT OF ARTICLES OF ASSOCIATION

We, the undersigned, being the sole shareholder of the Company, take the following actions by means of these written resolutions in lieu of a meeting:

IT IS RESOLVED THAT the following resolutions be passed as Special Resolutions of the Company:

“That the Articles of Association of the Company be and are hereby amended by deleting the existing Article 3 in its entirety and replacing it with the following Article 3 and inserting the following Articles 3A and 3B immediately after Article 3:

‘3. Subject to Article 3A, the Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Annual General Meeting in each year. The Directors may decline to register any instrument of transfer, unless (a) a fee not exceeding two dollars is paid to the Company in respect thereof and (b) the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the .transferor to make the transfer.

3A. Subject to these Articles and the Companies Ordinance (Chapter 32), the Directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is:

(a)	to any mortgagee or charge (or its nominee) in favour of whom the relevant shares have been mortgaged or charged in connection with any loan taken out by the Company or any other person;

(b)	by any such mortgagee or chargee, pursuant to the power of sale under its security;

(c)	by any such mortgagee or chargee in accordance with the terms of the relevant security document.

3B. Any lien which the Company may have on shares which have been charged by way of security to any mortgagee or chargee described in Article 3A shall not be exercisable by the Company insofar as that may affect the interest of such mortgagee or chargee.”

Sole Shareholder

For and on behalf of

Global AT&T Electronics Ltd

- signed -

Director

CERTIFICATE OF CHANGE OF NAME

公司更改名稱證書

__________ * * * __________

I hereby certify that

本人謹此證明

ASAT LIMITED

(樂依文科技有限公司)

having by special resolution changed its name, is now incorporated under the

已藉特別決議更改其名稱，該公司根據

Companies Ordinance (Chapter 32 of the Laws of Hong Kong) in the name of

〈公司條例〉（香港法例第 32 章）註冊的名稱現為

UTAC Hong Kong Limited

優特香港有限公司

Issued on 25 March 2010 .

本證書於二 O 一 O 年三月二十五日發出。

/s/ Ms Ada L L Chung
Registrar of Companies
Hong Kong
香港公司註冊處處長鐘麗玲

Note 註:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

公司名稱獲公司註冊處註冊 , 並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

Company No. 212694

The Companies Ordinance (Chapter 32)

SPECIAL RESOLUTION

of

ASAT Limited

Passed on the 20th day of October, 1999

Pursuant to a written resolution of all shareholders of the Company, as permitted by Section 116B of the Companies Ordinance, dated the 20th day of October, 1999 the following resolution was duly passed as a Specia Resolution:-

SPECIAL RESOLUTION

“THAT Clause 10(a) of the Articles of Association of the Company be amended by adding the following (underlined) to the last sentence of the said clause such that the last sentence will read as follows:-

“A Director may vote in respect of any contract or arrangement, in which he is interested and be included for the purpose of quorum at any meeting at which the same is considered.””

Dated 20th October, 1999

- signed -	- signed -
For and on behalf of The Industrial Investment Company Limited Registered holder of 850 ordinary shares of HK$1.00 each	For and on behalf of Bring Luck Limited Registered holder of 150 ordinary shares of HK$1.00 each

Being all the registered shareholders for the time being of the Company

COMPANY NO. 212694

SPECIAL RESOLUTION

OF

ASAT LIMITED

PASSED ON 6TH NOVEMBER, 1998

By a written resolution signed by all the shareholders of ASAT LIMITED made pursuant to Article 24 of the Articles of Association of the Company the following Resolution was duly passed as Special Resolution:-

“THAT the Memorandum of Association of the Company be and is hereby amended by:-

(i)	deleting the existing paragraph (27) of the Third item;

(ii)	inserting the following new paragraphs (1A) and (1B) immediately before the existing paragraph (1) of the Third item:-

1(A)	To conduct any and all businesses and to undertake any and all matters which could be conducted and undertaken by a natural person.

1(B)	To conduct any and all businesses of and in relation to the electronic component manufacturing industry including without limitation to the generality of the foregoing the manufacture, testing, supply and sale of integrated circuits and related products.

(iii)	inserting the following new paragraphs (27A) and (27B) and (27C) immediately following the existing paragraph (26) of the Third item:-

27(A)	To lend money or give credit to such persons and on such terms as may seem expedient and to invest and otherwise deal with the moneys of the Company.

27(B)	To borrow money and to secure by any method whatsoever the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue and create at par or at a premium or discount, and for such consideration and with and subject to such rights; powers, privileges and conditions as may be thought fit, mortgages, charges, memoranda of deposit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

27(C)	To guarantee, support or secure, either with or without the Company receiving any consideration or advantage direct or indirect therefrom or generally for such reasons as the directors of the Company may in their absolute discretion consider appropriate, and whether by covenant or by mortgaging or charging or creating a lien upon the whole or any part of the undertaking property and assets (present and future) and uncalled capital of the Company or by any of such methods the performance of the obligations of and the repayment or payment of principal amounts of and premiums interest and dividends on any securities of any person, firm or company including (without prejudice to the generality of the foregoing) any company of which the Company is a subsidiary (within the meaning of Section 2 of the Companies Ordinance Cap.32) or which is a subsidiary of the Company or of its holding company or is otherwise associated in whatsoever manner with the Company.”

- signed -
For and on behalf of Bring Luck Limited

- signed -
For and on behalf of Seacorp Limited

- signed -
For and on behalf of Shipcorp Limited

Registration No. 212694

THE COMPANIES ORDINANCE

SPECIAL RESOLUTION

OF

ASAT LIMITED

Passed on 24th day of May 1993. At an Extraordinary General Meeting of the Company held on the 24th day of May 1993 at its registered office the following Special Resolution was passed as Special Resolution :-

“that .the object clause of the Memorandum of Association of the Company be amended by inserting the following paragraph after the end of paragraph “ (27)” :

(27A) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person including (without prejudice to the generality of the foregoing) any company which is for the time being o subsidiary or a holding company of the company or otherwise associated with the Company”.

/s/ Mr. Yim Ping Hung, Johnny
Mr. Yim Ping Hung, Johnny
Chairman

CERTIFICATE OF INCORPORATION

公司更改名稱

ON CHANGE OF NAME

註冊證書

I hereby certify that

本人茲證明

ASAT LIMITED

having by special resolution and with the approval of the Registrar of Companies

經通過特別決議案及獲公司註冊官批准後，已將其名稱更改，該公司

changed its name, is now incorporated under the name of ASAT LIMITED

現在之註冊名稱為                                                              (依文科技有限公司)

Given under my hand this Twenty-second day of May

簽署於一九九零年五月二十二日

One Thousand Nine Hundred and Ninety

/s/ Mrs. V. Yam
P. Registrar General
(Registrar of Companies)
Hong Kong
香港註冊總署署長暨公司註冊官
( 註冊主任任李韻文代行 )

CERTIFICATE OF INCORPORATION

公司更改名稱

ON CHANGE OF NAME

註冊證書

Whereas VASTEARN LIMITED 曉茂有限公司 was incorporated in

查 已在香港依據

Hong Kong as a limited company under the Companies Ordinance on the

公司條例註冊成為有限公司，其註冊日期為

Twenty-fifth day of March, 1988;

一九八八年三月二十五日;

And whereas by special resolution of the Company and with the approval of

又該公司經通過特別決議案及獲公司註冊官

the Registrar of Companies, it has changed its name;

批准後，已將其名稱更改 :

Now therefore I hereby certify that the Company is a limited company

本人茲證明該公司現為一有限公司，其註冊

Incorporated under the name of ASAT Limited

名稱為

Given under my hand this Twenty-first day of March

簽署於一九八九年三三十一日

One Thousand Nine Hundred and Eighty-nine

/s/ Mrs. V. Yam
P. Registrar General
(Registrar of Companies)
Hong Kong
香港註冊總署署長暨公司註冊官
( 註冊主任任李韻文代行 )

No. 212694

編號

CERTIFICATE OF INCORPORATION

公司註冊證書

I hereby certify that

本人茲證明

VASTEARN LIMITED

曉茂有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and

於本日在香港依據公司條例註冊成為

that this company is limited.

有限公司

Given under my hand this Twenty-fifth day of March

簽署於一九八八年三二十五日

One Thousand Nine Hundred and Eighty-eight

/s/ I. Almeida
p. Registrar General
(Registrar of Companies)
Hong Kong
香港註冊總署署長暨公司註冊官
( 註冊主任歐美達代行)

THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

VASTEARN LIMITED*

曉茂有限公司

First:- The name of the Company is “VASTEARN LIMITED 曉茂有限公司”.

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The objects for which the Company is established are:-

1(A)	To conduct any and all businesses and to undertake any and all matters which could be conducted and undertaken by a natural person.

1(B)	To conduct any and all businesses of and in relation to the electronic component manufacturing industry including without limitation to the generality of the foregoing the manufacture, testing, supply and sale of integrated circuits and related products.

(1)	To establish and carry on all or any of the business of importers, exporters, manufacturers, warehousemen, merchants, commission agents, contractors, general brokers, store-keepers, carriers, manufacturers’ representatives, forwarding agents and traders both wholesale and retail or otherwise deal in goods, produce, raw materials, articles and merchandise in all its branches.

(2)	To invest in, and to hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation or other body or authority; and to raise and borrow money by the issue of shares, stock, debentures, debenture stock, howsoever and to underwrite any such issue.

*	The name of the Company was changed from “VASTEARN LIMITED 曉茂有限公司” to “ASAT LIMITED” on 31 March 1989, from “ASAT LIMITED” to “ASAT LIMITED (樂依文科技有限公司)” on 22 May 1990 and from “ASAT LIMITED (樂依文科技有限公司)” to “UTAC Hong Kong Limited 優特香港有限公司” on 25 March 2010.

(3)	To acquire by purchase or otherwise lands and buildings and to erect and maintain warehouses, hotels, cinema halls, tenement house, commercial flats, factory buildings, office block or other buildings.

(4)	To provide halls, and other suitable rooms, buildings and places, and to (permit the same or any part thereof to be used on such terms as the company shall think fit, for any purposes, public or private, and in particular for public meetings, exhibitions, concerts, lectures, dinners, theatrical performances, cinematographs and other entertainments.

(5)	To build, establish, maintain, acquire, operate and own factories of all kinds.

(6)	To carry on all or any of the business of packing, general warehousemen, godown and ice cold storage operators,

(7)	To carry on all or any of the business of manufacturers, importers, exporters, merchants, wholesalers and retailers of all kinds and any yarn textile fabrics, and garments worsted stuff manufacturers, milliners, dress makers, tailors, hatters, clothiers, shirt makers, trouser makers, garment makers, glovers, lace manufacturers, dealers in leather, boot and shoe manufacturers, importers, exporters and merchants of any other articles or commodities in personal or household use and generally all and any manufactured goods, materials, provisions and produce.

(8)	To carry on all or any of the business usually carried on by land companies, land investment companies, land and building mortgage companies and building and estate companies in their several branches.

(9)	To construct and maintain, or contribute to, or procure the construction and maintenance of piers, wharves, embankments, bridges, sewers, drains, ways, markets, reservoirs, walls, reading rooms and such other buildings, works and conveniences as the company may think directly or indirectly conducive to the development of any land or hereditaments, messuages, or tenements, or any estate or interest therein respectively in which it is for the time being interested.

(10)	To carry on all or any of the businesses of general contractors, engineering contractors, civil engineers, site formation and plant layout advisers and consultants (whether civil, mechanical, electrical structural, chemical, aeronautical, marine or otherwise).

(11)	To purchase, dispose, sell, charter, hire, accept mortgage or finance the purchase of ships and other vessels of any class, buses, taxis, hire-cars, and other motor vehicles of any class, or aircraft, as owners, agents, managers or trustees, or on the authority or on behalf of any third party.

(12)	To purchase or otherwise acquire and to carry on the business or businesses of ship owners, stevedores, wharfingers, carriers, forwarding agents, storage keepers, warehousemen, ship builders, drydock keepers, marine engineers, engineers, ship keeper, boat builders, shjp and boat repairers, ship and boat outfitters, ship brokers, ship agents, salvors, wreck raisers, divers, auctioneers, valuers and assessors.

(13)	To enter into, take over, negotiate or otherwise acquire, any contract or contracts for the construction, building, equipping, fitting out, storing, gearing or otherwise relating to any ship, carrier, boat, or other vessel whatsoever.

(14)	To carry on the business of a transportation company by means of vehicles of whatever kind and howsoever propelled for the carriage of passengers, animals, fish, food-stuffs and goods of whatsoever kind and description.

(15)	To carry on all or any of the businesses of travel agents, ticket and booking agents, charter-flight travel contractors, and to facilitate tours and travel and to arrange hotel and accommodation booking and travellers-cheque and credit-card facilities and other facilities for tourists and travellers and to engage in all aspects of the travel and tourist industry.

(16)	To carry on the business of garage, service-station or filling-station proprietors, licencees or operators; or as vehicle manufacturers, assemblers, finishers or repairers; or as dealers in oil, petroleum products or motor accessories of all kinds; or as motor, mechanical or electrical engineers.

(17)	To carry on all or any of the businesses of publishers, stationers, type-founders, bookbinders, printers, photographers, film-processors, cine-film producers, and cartographers and to do all things necessary or convenient for carrying out such businesses or businesses of a character similar or analogous to the foregoing or any of them or connected herewith.

(18)	To establish., found, operate, own, support, or aid in the establishment, founding, operating, owning and support of schools, colleges, institutions or other educational establishments of whatsoever kind connected with or incidental to the promotion of any form of education, learning, cultural activity, sport or past-time amongst members of the public.

(19)	To carry on all or any of the businesses of proprietors or licencees of restaurants, refreshment and tea rooms, hotels, bars for the sale of liquor, clubs, dance halls, cafes and milk and snack bars, and as caterers and contractors, in all their respective branches.

(20)	To carry on business as dealers in, and producers, whether as farmers, market gardeners or processors, of fish, dairy farm, and garden produce of all kinds, including milk, cream, butter, cheese, poultry, eggs, fruit and vegetables.

(21)	To acquire mines, mining rights, quarries and mineral lands, timber and forestry estates and property and land of every description developed or intended to be developed for the production of raw materials, crops, animal products or agricultural products anywhere throughout the whole world and any interest or concession therein and to explore, work, exercise, develop and turn the same to account.

(22)	To carry on in any part of the world all or any of businesses of financiers, capitalists, concessionaires, commercial agents, mortgage and bullion brokers, discount brokers of financial agents and advisers.

(23)	Generally to carry on and undertake any business undertaking, transaction or operation whether mercantile, commercial, industrial, financial, manufacturing, trading or otherwise as an individual capitalist may lawfully undertake and carry on.

(24)	To carry on all or any of the business of manufacturers, installers, maintainers, repairers of and dealers in electrical and electronic articles, instruments, appliances and apparatus of every description, and of and in radio, television and tele-communication requisites, supplies, equipment and stores of all kinds, including condensers and resistors.

(25)	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, debentures and other negotiable or transferable instruments.

(26)	To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, company, society, or partnership, formed for all or any part of the purposes within the objects of this company or carrying on or possessed of property suitable to the purposes of the company and to conduct and carry on or liquidate and wind up any such business and to amalgamate with any other company having objects altogether or in part similar to those of this company.

27(A)	To lend money or give credit to such persons and on such terms as may seem expedient and to invest and otherwise deal with the moneys of the Company.

27(B)	To borrow money and to secure by any method whatsoever the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue and create at par or at a premium or discount, and for such consideration and with and subject to such rights; powers, privileges and conditions as may be thought fit, mortgages, charges, memoranda of deposit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

27(C)	To guarantee, support or secure, either with or without the Company receiving any consideration or advantage direct or indirect therefrom or generally for such reasons as the directors of the Company may in their absolute discretion consider appropriate, and whether by covenant or by mortgaging or charging or creating a lien upon the whole or any part of the undertaking property and assets (present and future) and uncalled capital of the Company or by any of such methods the performance of the obligations of and the repayment or payment of principal amounts of and premiums interest and dividends on any securities of any person, firm or company including (without prejudice to the generality of the foregoing) any company of which the Company is a subsidiary (within the meaning of Section 2 of the Companies Ordinance Cap.32) or which is a subsidiary of the Company or of its holding company or is otherwise associated in whatsoever manner with the Company.”

(28)

To originate, purchase or by any other lawful means acquire and protect, prolong, renew develop and improve, throughout the world, any patents, patent rights, copy-rights, trade-marks, trade-names, processes, protections, licences and concessions concerned with inventions, exclusive or non-exclusive, or limited right to use any secret or any device, emblem, name or motto or any knowhow or any secret information and to sell, let, charge, dispose of, use and turn to account and to manufacture under or grant licences or privileges in respect of the same.

(29)	To enter into any arrangements for profit-sharing with any of the directors or employees of the company or of any company in which the company may for the time being hold a share or shares (subject to the consent and approval of such company) and to grant sums by way of bonus or allowance to any such director or employees or their dependents or connections, and to establish or support, or aid in the establishment and support of, provident and gratuity funds, associations, institutions, schools or conveniences calculated to benefit directors or employees of the company or its predecessors in business or any companies in which the company owns a share or shares or the dependents or connections of such persons, and to grant pensions and make payments towards insurance.

(30)	To become a member of any partnership or a party to any lawful agreement for sharing profits or to any union of interests, agreements for reciprocal concessions, joint ventures, or co-operative or mutual trade agreements, or marketing restrictions, with any person, association. partnership, co-partnership, firm of corporation within the objects of the company or any business capable of being conducted so as directly or indirectly to benefit this company.

(31)	To sell and accept payment for the business or undertaking of the company or any part thereof, including any shares, stock, bonds, debentures, mortgages, or other obligations or securities, or any or either of them, patents, trade marks, trade names, copyrights, licences or authorities or any estate, rights, property, privileges or assets of any kind; whether real or personal, movable or immovable.

(32)	To pay the cost, charges and expenses preliminary and incidental to the formation, establishment and registration of the company and to procure the company to be registered or recognised in any country or place outside Hong Kong.

(33)	To obtain any Order of the Governor of Hong Kong or any Act or Ordinance of any Parliament or of any Legislative Assembly or Council or any Provisional or other Order of any proper authority in the world, for enabling the company to carry any of its objects into effect, or for dissolving the company and reincorporating its members as a new company, for any of the objects specified in this Memorandum, or for effecting any modification in the company’s constitution.

(34)	To distribute any of the property of the company amongst the Members in specie or otherwise, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(35)	To carry on any other business of a similar nature or any business which may in the opinion of the Directors be conveniently carried on by the company and to carry on any other business which may seem to the company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

(36)	To do all such things as are incidental or conducive to the above objects or any of them, in any part of the world, and as principals, artisans, agents contractors, trustees, attornies, concessionaires, factors, licencees or otherwise and as manufacturers, wholesalers, retailers, distributors or otherwise and either alone or in conjunction with others.

AND IT IS HEREBY DECLARED that the words “company” and “corporation” in this clause when not applied to this company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Hong Kong or elsewhere and whether existing or hereafter to be formed and the intention is that each object specified in each paragraph of this clause shall unless otherwise therein provided be regarded as an independent object and shall be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and notwithstanding the use of the words “and” and “or”, shall be capable of being pursued as an independent object and either alone or in conjunction with any one or more of the objects specified in the same or in any other paragraph or paragraphs.

Fourth:-The liability of the Members is limited.

Fifth:-The capital of the company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each. Upon any increase of capital the company is to be at liberty to issue any new shares either in Hong Kong Dollars or in any other currency or partly in one currency and partly in another and with any preferential, deterred, qualified or special rights, privileges or conditions attached thereto. The rights for the time being attached to any shares having preferential, deferred, qualified, or special rights, privileges or conditions attached thereto may be altered or dealt with in accordance with the accompanying Articles of Association but not otherwise.

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber
WEALTH REGISTRATION SERVICES COMPANY LIMITED LUK SUI NING, Director Room J, Shing Hing Comm. Bldg., 14/F.,21-27 Wing Kut Street, Central, Hong Kong. Corporation /s/ Luk Sui Ning	1

ENRICHWAY LIMITED LUK SUI NING, Director Room J, Shing Hing Comm. Bldg., 14/F.,21-27 Wing Kut Street, Central, Hong Kong. Corporation /s/ Luk Sui Ning	1
Total Number of Shares Taken	2

Dated the 8th day of March, 1988.

WITNESS to the above signatures: /s/ Weimen W.M. Fan

THE COMPANIES ORDINANCE (Chapter 32)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

VASTEARN LIMITED*

曉茂有限公司

Preliminary

1. The regulations contained in Table “A” in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict between the provisions of Table and these presents, the provisions herein contained shall prevail.

2. The company is a private company and accordingly:-

(a)	The right to transfer shares is restricted in manner hereinafter prescribed;

(b)	the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to 50. Provided that where 2 or more persons hold one or more shares in the company jointly they shall for the purpose of this regulations be treated as a single member;

(c)	any invitation to the public to subscribe for any shares or debentures of the company is prohibited;

Transfer of Shares

3. Subject to Article 3 A, the Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Annual General Meeting in each year. The Directors may decline to register any instrument of transfer, unless (a) a fee not exceeding two dollars is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

*

The name of the Company was changed from “VASTEARN LIMITED 曉茂有限公司” to “ASAT LIMITED” on 31 March 1989, from “ASAT LIMITED” to “ASAT LIMITED (樂依文科技有限公司)” on 22 May 1990 and from “ASAT LIMITED (樂依文科技有限公司)” to “UTAC Hong Kong Limited 優特香港有限公司” on 25 March 2010.

3A. Subject to these Articles and the Companies Ordinance (Chapter 32), the Directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is:

(a)	to any mortgagee or charge (or its nominee) in favour of whom the relevant shares have been mortgaged or charged in connection with any loan taken out by the Company or any other person;

(b)	by any such mortgagee or chargee, pursuant to the power of sale under its security;

(c)	by any such mortgagee or chargee in accordance with the terms of the relevant security document.

3B. Any lien which the Company may have on shares which have been charged by way of security to any mortgagee or chargee described in Article 3 A shall not be exercisable by the Company insofar as that may affect the interest of such mortgagee or chargee.

Chairman of Directors

4. The Directors may elect a chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise, determined the chairman shall be elected annually. If no chairman is elected, or if at any meeting the chairman is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their member to be the chairman of such meeting.

5. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall not be less than two. The first Directors of the Company shall be nominated in writing by the subscribers to the Memorandum of Association.

6. A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of Meetings of the Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by cable from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor’s rights at Meetings of the Directors.

7. At the Annual General Meeting to be held next after the adoption of these Articles and at every succeeding Annual General Meeting all Directors, except Permanent Directors if any are appointed, shall retire from office and shall be eligible for re-election.

8. A Director shall not require any qualification shares.

9. The office of a Director shall be vacated if the Director:-

(a)	resigns his office by notice in writing to the Company; or

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	becomes of unsound mind.

10. (a) No Director shall be disqualified by his office from contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director may vote in respect of any contract or arrangement in which he is interested and be included for the purpose of quorum at any meeting at which the same is considered.

(b) A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or shareholder of such company.

11. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their Meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, two Directors shall constitute a quorum.

12. Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

13. Subject to the provisions of Article 6 hereof, the Directors shall have power at any time, and from time to time, to appoint a person as an additional Director who shall retire from office at the next following Annual General Meeting, but shall be eligible for election by the Company at that meeting as an additional Director.

14. The Company may by special resolution remove any Director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

15. Any Resolution of the Board of Directors in writing signed by the majority of the Directors, in whatever part of the world they may be. shall be valid and binding as a resolution of the Directors provided that notice shall have been given to all the Directors of the Company capable of being communicated with conveniently according to the last notification of address by each such Director given to the Registered Office of the Company.

16. Where any notice is required either by these Articles, by Table “A”, by the Ordinance or otherwise, to be given to any Director or to any Member of the Company, such shall be valid if given by cable and where any consent, agreement, signature, notice by or authority from any Director or Member of the Company such shall be good and valid if given by cable in spite of the fact that neither the cable nor the document by which the cable is sent bears a written signature. This clause shall not apply to Special Resolutions.

Powers of Directors

17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance, (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

18. Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power:-

(1)	To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

(2)	To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

(3)	To engage, suspend or dismiss the employees of the Company, and to fix and vary their salaries or emoluments.

(4)	To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

(5)	To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

(6)	To make and give receipts, releases and other discharges for moneys payable to the Company, and for claims and demands of the Company.

(7)	To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit, having regard to the Company’s Memorandum of Association and from time to time to vary or realise any such investment,

(8)	To borrow money on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

(9)	To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

(10)	To enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purpose of the Company.

(11)	To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any persons introducing business to the Company or otherwise promoting or serving the interest thereof.

(12)	To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

(13)	To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit.

(14)	To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages, of the Company’s property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, convenants and provision as shall be agreed upon.

(15)	From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

(16)	From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants.

(17)	To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

19. Clause 81 of Table “A” shall not apply.

Seal and Cheques

20. The Seal of the Company shall be kept by the Board of Directors and shall not be used except with their authority.

21. Every document required to be sealed with the Seal of the Company shall be deemed to be properly executed if sealed with the Seal of the Company and signed by the Chairman of the Board of Directors, or such person or persons as the Board may from time to time authorise for such purpose.

22. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Directors.

General Meetings

23. For all purposes, the quorum for all general meetings shall be two members personally present and holding either in his own right or by proxy at least Fifty-one percent of the paid-up capital of the Company, and no business shall be transacted at any General Meeting unless the requisite quorum be present at the commencement of the business.

24. A resolution in writing signed by all the shareholders shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

Votes of Members

25. All voting of members in respect of any matter or matters shall be by poll and every member present in person or by proxy shall have one vote for each share of which he is the holder.

Divisions of Profits

26. The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

27. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

28. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

29. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for my dividends or for other moneys payable in respect of such share.

30. The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

31. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit for the Company until claimed.

Miscellaneous

32. The Secretary of the Company shall be Wealth Registration Services Company Limited who may resign from this office upon giving notice to Company of such intention and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

33. Any notice required to be given to the shareholders under these Articles may be in the Chinese or English language or both.

Names, Addresses and Descriptions of Subscribers

WEALTH REGISTRATION SERVICES COMPANY LIMITED LUK SUI NING, Director Room J, Shing Hing Comm. Bldg., 14/F.,21-27 Wing Kut Street, Central, Hong Kong. Corporation /s/ Luk Sui Ning

ENRICHWAY LIMITED LUK SUI NING, Director Room J, Shing Hing Comm. Bldg., 14/F.,21-27 Wing Kut Street, Central, Hong Kong. Corporation /s/ Luk Sui Ning

Dated the 8th day of March, 1988

WITNESS to the above signatures: /s/ Weimen W.M. Fan